U.S. SECURITIES AND EXCHANGE COMMISSION

                           Washington, DC 20549


                               Form 8-K

                             CURRENT REPORT


                      Pursuant to Section 13 or 15(d) of
                     the Securities Exchange Act of 1934



     Date of Report (Date of earliest event reported):  November 17, 1995



                       California Micro Devices Corporation
              (Exact name of registrant as specified in its charter)



        California                 33-399-77                94-2672609
(State or other jurisdiction      (Commission             (IRS Employer
     of Incorporation)             File Number)           Identification No.)



      215 Topaz Street, Milpitas, CA                    95035-5430
 (Address of principal executive offices)                (Zip Code)



  Registrant's telephone number, including area code:          (408)263-3214



                            Not Applicable
     (Former name or former address, if changed since last report)

Item 5.	Other Events

   On November 17, 1995, California Micro Devices Corporation (the "Company") released certain information regarding class actions previously filed against it.

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
                              SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated:  November 22, 1995
                                  CALIFORNIA MICRO DEVICES CORPORATION


                                  By:  /s/ John Trewin
                                  John Trewin
                                  Vice President, and Chief Financial Officer



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

CALIFORNIA MICRO DEVICES CORP.

                                 Company Contact:       Wade Meyercord
                                                        Chairman
                                                        (408) 263-3214

                                 Agency Contact:        Ira Weingarten
                                                        Equity Communications
                                                        (805) 897-1880

                                 For Release:           For Immediate Release

     Milpitas, CA, November 17, 1995 -- California Micro Devices Corporation, (NASDAQ NMS: CAMD) headquartered here, said a hearing was held today before Judge Vaugh R. Walker (U.S. District Court, Northern District of California) regarding preliminary approval of the Company's settlement of the class actions previously filed against it. Judge Walker took the matter under submission and indicated that the Court would issue a written order at a later date.

On February 14, 1994, CMD announced it had reached a tentative settlement of these matters with 11 law firms who had filed actions against it, pending approval by the judge. The principal terms of the tentative settlement call for the company to pay $1 million in cash, issue 1.5 million shares of common stock, and guarantee that members of the class would receive a minimum of $8.00 in value for each of these common shares. The Company has written off both the cash and the common shares on its balance sheet for the fiscal year ending March 31, 1995.

On August 8, 1995, the judge issued an order regarding bids from two law firms seeking appointment as class counsel. In his ruling, the judge firmly rejected one of the bids. He was also not prepared to accept, at that time, a bid submitted by the law firm Lieff, Cabraser, Heiman and Bernstein "unless the parties can make a showing that the proposed settlement and accompanying attorneys' fees award enjoys affirmative support, ..., of a significant portion of the prospective class." Lieff, Cabraser has subsequently submitted data to make such a showing. The judge did not rule on this matter today.

In addition to the class action, CMD is a party to litigation directly with Chan Desaigoudar, who previously served as chairman and chief executive officer of the Company. The Company is also a party to a shareholders' derivative action. It is both a defendant and a plaintiff in a number of other actions that stem from activities undertaken by previous management. CMD also receives requests for information from various government entities whose investigation of the activities of previous management is continuing.

California Micro Devices is a designer, manufacturer and marketer of integrated passive electronic components, which it calls IPEC(tm) CMD's silicon-based, thin film products are smaller, faster and integrate well into the major electronic industry trends toward smaller, portable equipment, higher frequencies and greater functionality.

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215 TOPAZ STREET, MILPITAS, CA 95035-5430 PHONE (408)263-3214 FAX (408)263-7846


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